Exhibit 32

CERTIFICATIONS

The undersigned, the President and the Senior Vice President and Chief Financial Officer of Trex Company, Inc. (the “Company”), each hereby certifies that, on the date hereof:

(a)	the Quarterly report on Form 10-Q of the Company for the quarterly period ended June 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT G. MATHENY

Robert G. Matheny President (Chief Executive Officer)

August 5, 2003

/s/ PAUL D. FLETCHER

Paul D. Fletcher Senior Vice President and Chief Financial Officer

August 5, 2003